UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2008

CORNERWORLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-128614	98-0434357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12222 Merit Drive Suite 120

Dallas, Texas 75251

(Address of principal executive offices) (zip code)

(469) 828-4277

(Registrant’s telephone number, including area code)

Copies to:

Richard Friedman, Esq.

Jonathan R. Shechter, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Fl.

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 27, 2008, Cornerworld Corp. (the “Company”) was notified by Scott Beck and Jarrod Beck that they agreed to contribute to the capital of the company an aggregate of twenty four million shares of Cornerworld Corporation common stock. The contribution of stock to the company was accepted by the board of directors on June 27, 2008. Scott Beck returned 20,100,000 shares of common stock to the treasury leaving him with a total of 15,024,236 shares. Jarrod Beck returned 3,900,000 shares of common stock to the treasury leaving him with a total of 5,005,015. After this return of common stock to Cornerworld treasury the company will have a total of 43,368,317 shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERWORLD CORPORATION

Dated: June 30, 2008	By:	/s/ Scott Beck
Name: Scott Beck
Title: President